Exhibit 10.4

SUMMARY OF COMPENSATION ARRANGEMENTS WITH EXECUTIVE OFFICERS
2010 FISCAL YEAR

          Electro-Sensors, Inc. (the “Company”) currently does not have written employment agreements with its executive officers, who serve as “at-will” employees pursuant to oral arrangements with the Company. For the 2010 fiscal year, the Company’s executive officers were entitled to the base salaries set forth below.

Executive Officer and Title	2010 Annual Base Salary
Bradley D. Slye Chairman, President, CEO and CFO	$176,000
Peter R. Peterson Secretary	$100,000